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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated March 14, 2001 with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) to December 31, 2000, included in the Annual Report on Form 10-K of Blue Rhino Corporation for the year ended July 31, 2001, as amended, included in this Form 10-K/A, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


Greensboro, North Carolina
April 3, 2002